ALLBIRDS REPORTS FIRST QUARTER 2024 FINANCIAL RESULTS

Achieves Q1 2024 Financial Guidance

Continues to Advance its Strategic Transformation Plan

Reiterates Full Year 2024 Outlook; Provides Q2 2024 Guidance

SAN FRANCISCO, Calif., May 8, 2024 (GlobeNewswire) – Allbirds, Inc. (NASDAQ: BIRD), a global lifestyle brand that innovates with naturally derived materials to make better footwear and apparel products in a better way, today reported financial results for the first quarter ended March 31, 2024.

First Quarter 2024 Overview

•First quarter net revenue decreased 27.6% to $39.3 million versus a year ago, within the Company’s guidance range.
•First quarter gross margin improved 680 basis points to 46.9% versus a year ago.
•First quarter net loss of $27.3 million, or $0.18 per basic and diluted share.
•First quarter adjusted EBITDA1 loss of of $20.9 million, above the Company’s guidance range.
•Inventory at quarter end of $60.6 million, representing a decrease of 45% versus a year ago.
•As of March 31, 2024, the Company had $102.1 million of cash and cash equivalents and no outstanding borrowings under its $50.0 million revolving credit facility.
•Entered into distributor agreements for two new regions, the Gulf Countries and Southeast Asia.

“We are pleased to begin the year with solid progress under our strategic transformation plan,” said Joe Vernachio, Chief Executive Officer. “The operational and financial rigor we’ve developed, and strong execution by our teams, enabled us to meet or exceed expectations on our key metrics.”

Vernachio added, “We are focusing on bringing a fresh, updated product offering to consumers, supported by effective storytelling. Our recent launches, including the Wool Runner 2 and Tree Runner Go, have met with strong consumer response, reaffirming our conviction that Allbirds is a beloved brand. Looking further ahead, as we continue to drive improvement in our cost structure and underlying operating model, we believe the business is on the right path to achieve long-term profitable growth and deliver shareholder value.”

First Quarter Operating Results
In the first quarter of 2024, net revenue decreased 27.6% to $39.3 million compared to $54.4 million in the first quarter of 2023. The year-over-year decrease is primarily attributable to lower overall demand, as well as the impact of international distributor transitions and retail store closures.

Gross profit totaled $18.5 million compared to $21.8 million in the first quarter of 2023, and gross margin improved 680 basis points to 46.9% compared to 40.1% in the first quarter of 2023. The decline in gross profit is primarily due to a decrease in units sold, and the improvement in gross margin is primarily due to lower freight and product costs per unit, and a decrease in inventory write-downs resulting from a healthier inventory composition versus a year ago.

Selling, general, and administrative expense (SG&A) was $39.7 million, or 101.0% of net revenue, compared to $42.8 million, or 78.7% of net revenue in the first quarter of 2023. The decrease is primarily attributable to decreases in stock-based compensation, personnel expenses, and occupancy costs.

Marketing expense totaled $7.8 million, or 19.7% of net revenue, compared to $11.5 million, or 21.1% of net revenue, in the first quarter of 2023, driven by decreased digital advertising spend.

Restructuring expense totaled $0.8 million, or 2.0% of net revenue compared to $3.3 million, or 6.0% of net revenue, in the first quarter of 2023, primarily as a result of reduced expenses associated with execution of the strategic transformation plan announced in March 2023.

In the first quarter of 2024, net loss was $27.3 million compared to $35.2 million in the first quarter of 2023, and net loss margin was 69.5% compared to 64.7% in the first quarter of 2023.

In the first quarter of 2024, adjusted EBITDA1 was a loss of $20.9 million, a 3.6% improvement compared to a loss of $21.7 million in the first quarter of 2023, and adjusted EBITDA margin1 declined to (53.1)% compared to (39.8)% in the first quarter of 2023.

Strategic Transformation

In Q1 2024, Allbirds delivered a fifth consecutive quarter of operational and financial progress under its strategic transformation plan:

•Reignite product and brand: Executing an icon-focused brand strategy to drive resonance with the consumer through fresh, innovative products, as well as more impactful storytelling and marketing.
•Optimize U.S. distribution and retail store profitability: Closing certain underperforming Allbirds stores, driving traffic and conversion within our U.S. store portfolio and creating a balanced U.S. marketplace. In Q1, the Company closed three U.S. retail stores and remains on track with its previously communicated plan to close 10-15 U.S. locations in 2024.
•Evaluate transition of international go-to-market strategy: Transitioning to a distributor model in certain international markets to grow those regions in a cost- and capital-efficient manner. The Company has completed the transition to a distributor model in Canada and South Korea, and remains on track to complete its previously announced transition to a distributor model in Australasia and Japan mid-year. During Q1, Allbirds signed definitive agreements with distributors in two new regions, the Gulf Countries and Southeast Asia.
•Improve cost savings and capital efficiency: Tracking to achieve the cost of goods savings and SG&A savings previously outlined for 2025 and optimizing cash.

Balance Sheet Highlights

Allbirds ended the quarter with $102.1 million of cash and cash equivalents and no outstanding borrowings under its $50 million revolving credit facility. Inventories totaled $60.6 million, a decrease of 45% versus a year ago, reflecting fewer units of on hand inventory and a healthier overall composition.

2024 Financial Outlook

The Company is reiterating its full year 2024 guidance as follows:

•Net revenue of $190 million to $210 million
◦U.S. net revenue of $150 million to $165 million, including a $7 million to $9 million impact resulting from anticipated store closures
◦International net revenue of $40 million to $45 million, including $25 million to $28 million of impact resulting from anticipated transitions to a distributor model in certain international markets
•Gross margin of 42% to 45%
1 For a reconciliation of each non-GAAP financial measure to its most directly comparable GAAP financial measure, please refer to the reconciliation tables in the section titled “Non-GAAP Financial Measures below.

•Adjusted EBITDA2 loss of $78 million to $63 million.

Allbirds is providing the following guidance for the second quarter of 2024:

•Net revenue of $48 million to $53 million
◦U.S. net revenue of $35 million to $37 million
◦International net revenue of $13 million to $16 million
•Adjusted EBITDA2 loss of $20 million to $17 million.

Conference Call Information

Allbirds will host a conference call to discuss the results, followed by Q&A, at 5:00 p.m. Eastern Time today, May 8, 2024. A live webcast and replay of the conference call will be available on the investor relations section of the Allbirds website at https://www.ir.allbirds.com. Information on the Company’s website is not, and will not be deemed to be, a part of this press release or incorporated into any other filings the Company may make with the Securities and Exchange Commission. A replay of the webcast will also be archived on the Allbirds website for 12 months.
About Allbirds, Inc.

Based in San Francisco, with its roots in New Zealand, Allbirds launched in 2016 with a single shoe: the now iconic Wool Runner. In the years since, Allbirds has sold millions of pairs of shoes, and has maintained its commitment to incredible comfort, versatile style and unmatched quality. This is made possible with materials like Allbirds’s sugarcane-based midsole technology, SweetFoam™, and textiles made with eucalyptus fibers and Merino wool – so consumers don't have to compromise between the best products and their impact on the earth. www.allbirds.com.
Forward-Looking Statements

This press release and related conference call contain “forward-looking” statements, as the term is defined under federal securities laws, that are based on management’s beliefs and assumptions and on information currently available to management. All statements other than statements of historical facts, including statements regarding our strategic transformation plan and related efforts, future financial performance, including our financial outlook on financial results and guidance targets, planned transition to a distributor model in certain international markets, anticipated distributor model arrangements, focus on improving efficiencies and driving profitability, restructuring charges, estimated and/or targeted cost savings, medium-term financial targets, market position, future results of operations, financial condition, business strategy and plans, reducing the carbon footprint of our products, materials innovation and new product launches, and objectives of management for future operations are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “designed,” “objective,” “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties which could cause actual results or facts to differ materially from those statements expressed or implied in the forward-looking statements, including, but not limited to: unfavorable economic conditions; our ability to execute our strategic transformation plans, simplification initiatives or our long-term growth strategy; fluctuations in our operating results; our ability to achieve the financial outlook and guidance targets for the second quarter of 2024; our ability to complete transitions to a distributor model in certain international markets; our ability to achieve our cost savings targets by 2025; deteriorating economic conditions, including economic recession, inflation, tax rates, foreign currency exchange rates, or the availability of capital;
2 A reconciliation of these non-GAAP financial measures to corresponding GAAP financial measures is not available on a forward-looking basis without unreasonable effort as we are currently unable to predict with a reasonable degree of certainty certain expense items that are excluded in calculating adjusted EBITDA, although it is important to note that these factors could be material to our results computed in accordance with GAAP. We have provided a reconciliation of GAAP to non-GAAP financial measures in the section titled “Reconciliation of GAAP to Non-GAAP Financial Measures” for our first quarter 2024 and 2023 results included in this press release.

impairment of long-lived assets; the strength of our brand; our net losses since inception; the competitive marketplace; our reliance on technical and materials innovation; our use of sustainable high-quality materials and environmentally friendly manufacturing processes and supply chain practices; our ability to attract new customers and increase sales to existing customers; the impact of climate change and government and investor focus on sustainability issues; our ability to anticipate product trends and consumer preferences, including with respect to the product launches we have planned for the first half of 2024; breaches of security or privacy of business information; and our ability to forecast consumer demand. Moreover, we operate in a very competitive and rapidly changing environment in which new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results or performance to differ materially from those contained in any forward-looking statements we may make.

A further discussion of these and other factors that could cause our financial results, performance, and achievements to differ materially from any results, performance, or achievements anticipated, expressed, or implied by these forward-looking statements is included in the filings we make with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2023, and future reports we may file with the SEC from time to time. The forward-looking statements contained in this press release and related conference call relate only to events as of the date stated or, if no date is stated, as of the date of this press release and related conference call. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in or expressed by, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

Use of Non-GAAP Financial Measures

This press release and accompanying financial tables include references to adjusted EBITDA and adjusted EBITDA margin, which are non-GAAP financial measures. We believe that providing these non-GAAP financial measures, when reviewed in conjunction with GAAP financial measures, and not in isolation or as substitutes for analysis of our results of operations under GAAP, are useful to investors as they are widely used measures of performance, and the adjustments we make to these non-GAAP financial measures may provide investors further insight into our profitability and additional perspectives in comparing our performance to other companies and in comparing our performance over time on a consistent basis. These non-GAAP financial measures should not be considered as alternatives to net loss or net loss margin as calculated and presented in accordance with GAAP.

Adjusted EBITDA is defined as net loss before stock-based compensation expense, depreciation and amortization expense, impairment expense, restructuring expense (consisting of professional fees, personnel and related expenses, and other related charges resulting from our strategic initiatives), non-cash gains or losses on the sales of businesses relating to our March 2023 initiatives, other income or expense (consisting of non-cash gains or losses on foreign currency, non-cash gains or losses on sales of property and equipment, and non-cash gains or losses on modifications or terminations of leases), interest income or expense, and income tax provision or benefit.

Adjusted EBITDA margin is defined as adjusted EBITDA divided by net revenue.

Other companies, including companies in our industry, may calculate these adjusted financial measures differently, which reduces their usefulness as comparative measures. Because of these limitations, we consider, and investors should consider, these adjusted financial measures together with other operating and financial performance measures presented in accordance with GAAP.
Investor Relations:

ir@allbirds.com

Media Contact:

press@allbirds.com

Allbirds, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except share, per share amounts, and percentages)
(unaudited)

	Three Months Ended March 31,
	2024	2023
Net revenue	$39,327	$54,352
Cost of revenue	20,871	32,535
Gross profit	18,456	21,817
Operating expense:
Selling, general, and administrative expense	39,706	42,764
Marketing expense	7,760	11,493
Restructuring expense	800	3,239
Total operating expense	48,266	57,496
Loss from operations	(29,810)	(35,679)
Interest income	1,020	808
Other income (expense)	1,698	(74)
Loss before provision for income taxes	(27,092)	(34,945)
Income tax provision	(239)	(221)
Net loss	$(27,331)	$(35,166)

Net loss per share data:
Net loss per share attributable to common stockholders, basic and diluted	$(0.18)	$(0.23)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	155,380,544	150,082,295

Other comprehensive (loss) income:
Foreign currency translation (loss) income	(1,213)	230
Total comprehensive loss	$(28,544)	$(34,936)

Allbirds, Inc.

	Three Months Ended March 31,
	2024	2023
Statements of Operations Data, as a Percentage of Net Revenue:
Net revenue	100.0%	100.0%
Cost of revenue	53.1%	59.9%
Gross profit	46.9%	40.1%
Operating expense:
Selling, general, and administrative expense	101.0%	78.7%
Marketing expense	19.7%	21.1%
Restructuring expense	2.0%	6.0%
Total operating expense	122.7%	105.8%
Loss from operations	(75.8)%	(65.6)%
Interest income	2.6%	1.5%
Other income (expense)	4.3%	(0.1)%
Loss before provision for income taxes	(68.9)%	(64.3)%
Income tax provision	(0.6)%	(0.4)%
Net loss	(69.5)%	(64.7)%

Other comprehensive loss:
Foreign currency translation (loss) income	(3.1)%	0.4%
Total comprehensive loss	(72.6)%	(64.3)%

Allbirds, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share amounts)
(unaudited)

	March 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$102,084	$130,032
Accounts receivable	5,703	8,188
Inventory	60,624	57,763
Prepaid expenses and other current assets	16,813	16,423
Total current assets	185,224	212,406

Property and equipment—net	22,397	26,085
Operating lease right-of-use assets	58,283	67,085
Other assets	6,459	7,129
Total assets	$272,363	$312,705

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	13,144	5,851
Accrued expenses and other current liabilities	15,302	22,987
Current lease liabilities	14,003	15,218
Deferred revenue	4,261	4,551
Total current liabilities	46,710	48,607

Noncurrent liabilities:
Noncurrent lease liabilities	65,348	78,731
Other long-term liabilities	38	38
Total noncurrent liabilities	65,386	78,769
Total liabilities	$112,096	$127,376

Commitments and contingencies (Note 11)

Stockholders’ equity:
Class A Common Stock, $0.0001 par value; 2,000,000,000 shares authorized as of March 31, 2024 and December 31, 2023; 103,223,614 and 102,579,222 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	10	10
Class B Common Stock, $0.0001 par value; 200,000,000 shares authorized as of March 31, 2024 and December 31, 2023; 52,547,761 and 52,547,761 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	5	5
Additional paid-in capital	583,330	579,848
Accumulated other comprehensive loss	(4,548)	(3,335)
Accumulated deficit	(418,530)	(391,199)
Total stockholders’ equity	160,267	185,329

Total liabilities and stockholders’ equity	$272,363	$312,705

Allbirds, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(27,331)	$(35,166)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,846	5,077
Amortization of debt issuance costs	8	12
Stock-based compensation	3,344	5,670
Inventory write-down	893	2,357
Provision for bad debt	802	—
Impairment of note receivable	404	—
Changes in assets and liabilities:
Accounts receivable	1,630	3,297
Inventory	(3,991)	5,089
Prepaid expenses and other current assets	(419)	430
Operating lease right-of-use assets and current and noncurrent lease liabilities	(5,755)	738
Accounts payable and accrued expenses	(333)	(8,028)
Deferred revenue	(299)	(389)
Net cash used in operating activities	(26,201)	(20,913)

Cash flows from investing activities:
Purchase of property and equipment	(1,122)	(3,035)
Changes in security deposits	52	(50)
Proceeds from sales of businesses	304	—
Net cash used in investing activities	(766)	(3,085)

Cash flows from financing activities:
Proceeds from the exercise of stock options	34	123
Taxes withheld and paid on employee stock awards	(1)	(61)
Net cash provided by financing activities	33	62

Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	(814)	110
Net decrease in cash, cash equivalents, and restricted cash	(27,748)	(23,826)
Cash, cash equivalents, and restricted cash—beginning of period	130,673	167,767
Cash, cash equivalents, and restricted cash—end of period	$102,925	$143,941

Supplemental disclosures of cash flow information:
Cash paid for interest	$48	$20
Cash paid for taxes	$655	$273
Noncash investing and financing activities:
Purchase of property and equipment included in accounts payable	$53	$542
Stock-based compensation included in capitalized internal-use software	$87	$242
Reconciliation of cash, cash equivalents, and restricted cash:
Cash and cash equivalents	$102,084	$143,307
Restricted cash included in prepaid expenses and other current assets	841	634
Total cash, cash equivalents, and restricted cash	$102,925	$143,941

Allbirds, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except share, per share amounts, and percentages)
(unaudited)
The following tables present a reconciliation of adjusted EBITDA to its most comparable GAAP measure, net loss, and presentation of net loss margin and adjusted EBITDA margin for the periods indicated: :

	Three Months Ended March 31,
	2024	2023
Net loss	$(27,331)	$(35,166)
Add (deduct):
Stock-based compensation expense	3,344	5,670
Depreciation and amortization expense	4,771	5,111
Restructuring expense	800	3,239
Other (income) expense	(1,698)	74
Interest (income) expense	(1,020)	(808)
Income tax provision	239	221
Adjusted EBITDA	$(20,895)	$(21,659)

	Three Months Ended March 31,
	2024	2023
Net revenue	$39,327	$54,352

Net loss	$(27,331)	$(35,166)
Net loss margin	(69.5)%	(64.7)%

Adjusted EBITDA	$(20,895)	$(21,659)
Adjusted EBITDA margin	(53.1)%	(39.8)%

Allbirds, Inc.
Net Revenue and Store Count by Primary Geographical Market
(in thousands, except for store count)
(unaudited)

	Net Revenue by Primary Geographical Market
	Three Months Ended March 31,
	2024	2023
United States	$29,232	$40,836
International	10,095	13,516
Total net revenue	$39,327	$54,352

	Store Count by Primary Geographical Market
	March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023	March 31, 2024
United States	27	32	38	42	42	44	45	45	42
International[1]	12	14	13	16	17	18	15	15	15
Total stores	39	46	51	58	59	62	60	60	57

END OF RELEASE
1 In the third quarter of 2023, we transitioned the operations of two stores in Canada and one store in South Korea to unrelated third-party distributors, resulting in a reduction of three international stores. In the first quarter of 2024, we closed the operations of three stores in the US.